GZ6G Technologies Issues Statement
Regarding Unauthorized Stock Promotion

LAS VEGAS, NV, May 4, 2022 – GZ6G Technologies Corp. (OTCQB: GZIC), an enterprise smart solutions provider for cities, stadiums, universities and other large venues, today issued a statement regarding an unauthorized stock promotion of which it recently became aware.

1.	In summarizing the Company’s understanding of the promotional activities, please see the following:
a.
The Company became aware of an unauthorized stock promotion on April 27, 2022, via an email from the OTC Markets.  As a result of the campaign, OTC Markets Group added a stock promotion icon to GZ6G’s trading symbol.

b.	The promotional activity has created an increase of trading on the market and has driven the stock down below $1.00.
c.
The Company has learned that the stock promotion is being run by the following three entities:  StockStreetWire, StockWireNews, and SmallCapFirm, all owned by SWN Media LLC.  The Company had no knowledge of this promotion and has no agreement with any of the three entities, or with SWN Media LLC.  It appears that each of the three entities entered into agreements with Awareness Consulting Network, LLC to publicly disseminate information about GZIC, via website, email, and SMS beginning on 4/26/2022 and ending on 4/27/2022.  SWN Media was paid $2,500 for each dissemination.   The Company has no knowledge of Awareness Consulting Network, LLC and has no agreement with Awareness Consulting Network, LLC.  The promotional material generally refers to news releases the Company has published and directs interested parties to go to the articles.  The Company has reached out to each of the email addresses set forth in the promotional materials; however, it has not yet received a response.  The Company does not endorse, support, or encourage any third-party promotions related to the Company, its stock or its stock performance.

2.
Pursuant to OTC’s guidance regarding “Stock Promotion: Best Practices for Issuers,” the Company has conducted a thorough investigation of its management, employees and consultants, and has determined that none have been or are currently involved in the stock promotion, nor has any sold or purchased the Company’s securities within the period leading up to, during, or after the promotional activity.  Additionally, the Company recently participated in a training session regarding information dissemination, led by PondelWilkinson, the Company’s investor relations counsel.  Further, none had any editorial control over the content of the promotional activities.

3.	The Company does not believe the information provided in the promotional materials is materially misleading.

4.
After inquiry of management, the directors and control persons, its officers, directors, any controlling shareholders (defined as shareholders owning 10% or more of the company’s securities), or any third-party service providers have confirmed that they have not been involved, directly, or indirectly, in any way (including payment of a third-party) with the creation, distribution, or payment of promotional materials related to the Company and its securities.

GZ6G Technologies Corp | www.GZ6G.com |  1 Technology Dr B123, Irvine, CA 92618

5.
After inquiry of management, the directors, control persons, and third-party service providers, the Company, its officers, directors, and any controlling shareholders, or any third-party service providers, it has been determined that none have sold or purchased the Company’s securities within the past 90 days.

6.
During the past twelve months, the Company entered into two agreements with Investor Relations and Professional Relations Firms.  In November 2021, the Company entered into an Investor Relations Engagement Agreement with Pondel Wilkinson, Inc.  In March 2022, the Company entered into a Professional Relations and Consulting Agreement with Acorn Management Partners, L.L.C.  Neither company has engaged in any promotional activity such as the public dissemination of information regarding GZIC via website, email or SMS, nor have either of these third-party advisors purchased or sold any shares within the last ninety days.

7.	The Company has issued shares and/or convertible instruments allowing conversion to equity securities at prices constituting a discount to the current market rate at the time of the issuance:

a.
On December 21, 2020, the Company entered into a Stock Purchase Agreement with Brian Scott Hale wherein, Mr. Hale purchased 600,000 shares at $0.25 per share; On January 11, 2021, 600,000 restricted common shares were issued to Mr. Hale.

b.
On December 21, 2020, the Company entered into a Loan Treaty Agreement with eSilkroad Networks Ltd., in the amount of $450,000; on April 6, 2021, the Company and eSilkroad entered into an extension of the Loan Treaty in the amount of $1,000,000, of which the Company has received proceeds of $1,200,000.  Ruben Yakubov is the control person of eSilkroad. Terms of the Loan Treaty provide that funds received pursuant to the treaty may be converted into shares of the Company’s common stock at $0.19 per share, a portion of which have been registered under a Form S-1.

c.
Additionally, the Company currently has an effective S-1 Registration Statement to allow it to receive funds up to $5,000,000 in exchange for shares at the purchase price of $0.30 per share under the terms of an Equity Purchase Agreement entered into on April 25, 2021, with World Amber Corporation.  The Company has issued “Put Notices” in the amount of $100,000 to date, and 333,333 shares have been issued under this effective S-1 Registration Statement. This S-1 received Effect on September 27, 2021.  Yohanan Aharon is the control person of World Amber Corporation.

d.
Further, the Company filed an S-1 Registration Statement on January 25, 2022, to allow it to receive funds up to $10,000,000 from Mast Hill Fund, L.P. (“MHFLP”) in exchange for shares at the purchase price of $2.00 per share.  The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Put Shares equals 90% of the “Market Price,” which is defined as the average of the two (2) lowest volume weighted average prices of our Common Stock during the Valuation Period. The Valuation Period is the seven (7) trading days immediately following the date MHFLP receives the Put Shares in its brokerage account.  This S-1 Registration Statement is not yet Effective. Patrick Hassani is the control person of Mast Hill Fund, L.P.

Each of the S-1 Registration Statements discussed above include a table showing possible dilution of the current issued and outstanding shares of GZ6G Technologies should all of the shares that are registered be issued and/or sold.

Further, and pursuant to OTC’s guidance, the Company directs investors to its Form S-1 Registration Statements filed with the SEC, and available at www.sec.gov.  In these Form S-1 filings, the Company disclosed outstanding notes, the registration of certain securities underlying certain of these notes, and the issuance of non-registered securities.

e.
On November 3, 2021, the Company entered into a Promissory Note, in the amount of $560,000, with Mast Hill Fund, L.P. (Patrick Hassani, control person), which can be converted into shares of common stock at $1.00 per share.

f.	On November 20, 2021, the Company issued a Common Stock Purchase Warrant to Mast Hill Fund, L.P., which, when exercised, allows for the purchase of 560,000 shares of common stock at $1.00 per share.
g.
On November 11, 2021, the Company issued a Common Stock Purchase Warrant to J.H. Darbie & Co., Inc. (Xavier Vicuna, Vice President), which, when exercised, allows for the purchase of 10,487 shares of common stock at $1.00 per share.

h.
On December 16, 2021, the Company entered into a Promissory Note, in the amount of $560,000, with Talos Victory Fund, LLC (Thomas Silverman, control person), which can be converted into shares of common stock at $1.00 per share.

i.
On December 16, 2021, the Company issued a Common Stock Purchase Warrant to Talos Victory Fund, LLC, which, when exercised, allows for the purchase of 560,000 shares of common stock at $1.00 per share.

j.	On April 4, 2022, the Company entered into a Promissory Note, in the amount of $365,000, with Mast Hill Fund, L.P. which can be converted into 365,000 shares, at $1.00 per share.
k.	On April 4, 2022, the Company issued a Common Stock Purchase Warrant to Mast Hill Fund, L.P., which, when exercised, allows for the purchase of 365,000 shares of common stock at $1.00 per share.

The Company encourages investors to rely only on information that is publicly filed and released by the Company and its authorized investor relations team.

About GZ6G Technologies
GZ6G Technologies provides smart digital technologies through its proprietary platform to offer 5G and Wi-Fi 6 technology applications to large venues, including stadiums and universities, and municipalities nationwide. Through a family of four business units, the Company advises on critical decisions about how best to store, process and protect data, upgrade facilities and building operations with emerging wireless and IoT applications, and help create new revenue streams and profit centers. For more information, visit www.gz6g.com.

Safe Harbor Statement
In addition to historical information, this press release may contain statements that constitute forward-looking statements, including, but not limited to, the Company’s ability to provide robust solutions to a growing customer base. Forward-looking statements contained in this press release include the intent, belief, or expectations of the Company and members of its management team with respect to the company's future business operations, including comments about its ability to implement strategic growth plans, and attract high-profile customers, and the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause these differences include, but are not limited to, failure to complete anticipated sales under negotiations, lack of revenue growth, client discontinuances, failure to realize improvements in performance, efficiency and profitability, and adverse development with respect to litigation or increased litigation costs, the operation or performance of the Company's business units or the market price of its common stock. Additional factors that would cause actual results to differ materially from those contemplated within this press release can also be found in the Company’s filings with the Securities and Exchange Commission and on the Company's website. GZ6G Technologies denies any responsibility to update any forward-looking statements.

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For more information, contact:

Coleman Smith, GZ6G Technologies Corp.
Cole@greenzebra.net

Investor Relations
Roger Pondel/Laurie Berman, PondelWilkinson Inc.
ir@greenzebra.net
310-279-5980